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                                                                     EXHIBIT 5.1


                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]



                October 27, 2000

eMachines, Inc.
14350 Myford Road Suite 100
Irvine, CA  92606

 RE:  REGISTRATION STATEMENT ON FORM S-8/S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8/S-3 to be filed by you with the Securities and Exchange Commission on October 30, 2000 (as such may thereafter be amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 9,363,273 shares of your Common Stock, $0.0000125 par value, including 9,086,891 shares (the "Shares") that may be issued under the eMachines 1998 Stock Plan, the FreePC 1999 Stock Plan (the "FreePC Plan"), the eMachines 2000 Employee Stock Purchase Plan, warrants issued or issuable upon the exercise of outstanding options granted under the FreePC Plan and the 1999 Guide.com Plan, and other outstanding individual stock option agreements in the forms specified in the Registration Statement.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/ Wilson Sonsini Goodrich & Rosati